Exhibit 99.1

2005 Executive Management Bonus Plan

	Bonus Potential for 2005		Bonus Component Weighting
	(as a % of base salary on December 31, 2005)		(as a % of total bonus opportunity)
	On Target	Maximum

Name	(assumes Financial	(assumes Financial	Financial	Non-Financial
	& Non-Financial	& Non-Financial	Component	Component
	Objectives are on	Objectives
	target but do not	exceed target)
exceed target)
S. Clark	75%	125%	80%	20%

COMPONENT MEASUREMENTS & WEIGHTINGS

IDCO Plan

Measurement	Weighting
IDCO Revenue	30%
IDCO Operating Margin	30%
IDCO Cash Conversion	20%
Non-Financial Measures	20%

100%